SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)
    (2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to 240.14a-12

                            HAMPSHIRE GROUP, LIMITED
                (Name of Registrant as Specified in its Charter)
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14(a)-6(i)(1) and
    0-11.
    1) Title of each class of securities to which transaction applies:

       ---------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:

       ---------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       ---------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:

       ---------------------------------------------------------------------
    5) Total fee paid:

       ---------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    1)  Amounts previously paid:

    -----------------------------------------------------------------------
    2)  Form, Schedule or Registration Statement No.:

    -----------------------------------------------------------------------
    3)  Filing Party:

    -----------------------------------------------------------------------
    4)  Date Filed:

    -----------------------------------------------------------------------

                            HAMPSHIRE GROUP, LIMITED
                             215 Commerce Boulevard
                               Anderson, SC 29625
                                  April 8, 2002

Dear Fellow Stockholders:

     The 2002 Annual Meeting of Stockholders will be held on Thursday, May
16, 2002 at 10:00 o'clock A.M. at The University Club, 1 West 54th Street, New York, New York. All Stockholders are welcome and encouraged to attend this meeting. An official Notice of Annual Meeting, which includes information about the matters scheduled for consideration at the Meeting, appears on the first page of the Proxy.

     After the formal part of the Meeting, members of management will be making a presentation about significant achievements of the past year, including our successful transition from a fully integrated company to a merchandising/ marketing company.

     An opportunity to ask question of the management group, or to comment on matters pertaining to Hampshire Group, Limited, will follow.

     I sincerely hope that you will be able to attend the Annual Meeting, but in any event, please mark and sign your Proxy and return it to the Secretary of the Company. If you attend the meeting in person and wish to change your vote, you may do so at that time.

                                            Sincerely,

                                            /s/ Ludwig Kuttner

                                            -----------------------
                                            Ludwig Kuttner
                                            Chairman of the Board, President
                                            and Chief Executive Officer

                            HAMPSHIRE GROUP, LIMITED
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     Notice is hereby given that the Annual Meeting of Stockholders of Hampshire Group, Limited, a Delaware corporation (the "Company"), will be held at 10:00 A.M. on Thursday, May 16, 2002, at The University Club, 1 West 54th Street, New York, New York to consider and act on the following proposals:

1. To elect six Directors to serve until the next Annual Meeting of Stockholders;
2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent accountants for the fiscal year ending December 31, 2002; and
3. To consider and act upon any other matters which may properly come before the meeting, or any and all adjournments thereof.

     Information regarding the matters to be considered and voted upon at the Annual Meeting is set forth in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on April 3, 2002, as the Record Date for the determination of the holders of Common Stock entitled to notice of and to vote at the Annual Meeting.

     A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 2001 and Form of Proxy are being mailed together with this Notice.

     Please complete and return to the Company the enclosed Proxy, whether or not you plan to be present at the meeting. If you attend the meeting, you may revoke your Proxy if you choose to cast your vote in person.

                                      By Order of the Board of Directors,

                                      /s/ Charles W. Clayton
                                      ----------------------------
Anderson, South Carolina              Charles W. Clayton
April 8, 2002                         Secretary

                            HAMPSHIRE GROUP, LIMITED
                             215 Commerce Boulevard
                               Anderson, SC 29625

                                 PROXY STATEMENT

     The accompanying Proxy is solicited on behalf of the Board of Directors of Hampshire Group, Limited (the "Company") for use at the Annual Meeting of Stockholders to be held on May 16, 2002, at 10:00 A.M., at The University Club, 1 West 54th Street, New York, New York, or at any and all adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. This Proxy Statement and the accompanying Proxy are being mailed on or about April 17, 2002 to Stockholders of record as of April 3, 2002 (the "Record Date"). All expenses incident to the preparation and mailing of, or otherwise making available to the Stockholders the Notice, Proxy Statement and Proxy, are to be paid by the Company. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send material to their principals and the Company may reimburse them for their expenses in so doing.

     Please complete, date and sign the enclosed Proxy and return it to the principal executive office of Hampshire Group, Limited, at 215 Commerce Boulevard, Anderson, South Carolina 29625, Attn: Secretary.

     Properly signed and dated Proxies received by the Company's Secretary prior to or at the Annual Meeting will be voted as instructed thereon, or in the absence of such instructions will be voted as follows:

(1) FOR the election as Directors of the Company those six persons designated as nominees;

(2) FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent accountants for the fiscal year 2002.

     Any Stockholder giving the Proxy enclosed with this statement may cast a vote in person by revoking the Proxy at the Annual Meeting. Any Proxy may be revoked by notice in writing to the Secretary at any time prior to the Annual Meeting.

                            OUTSTANDING VOTING STOCK

      As of the Record Date, there were 4,663,000 shares of Common Stock, par value $0.10 per share, (the "Common Stock") eligible to vote at the 2002 Annual Meeting of Stockholders. Holders of Common Stock are entitled to one vote for each share of stock held on the Record Date.

Quorum Requirements
-------------------
     The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required for a quorum to transact business at the Annual Meeting; but if a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained. Under applicable Delaware law, abstentions will be counted for purposes of determining the existence of a quorum, but broker non-votes will not.

Beneficial Ownership
--------------------

     The table on the following page sets forth certain information regarding the ownership of Common Stock of the Company as of the Record Date by: (a) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock; (b) each director and named executive officer of the Company designated in the section of the Proxy Statement captioned "Executive Officers of the Registrant"; and (c) all directors and executive officers of the Company as a group. Except as otherwise indicated, all persons listed therein have: sole voting power and investment power with respect to their shares of Common Stock, except to the extent that authority is shared by spouses under applicable law; and record and beneficial ownership with respect to their shares of Common Stock of the Company.

                        BENEFICIAL OWNERSHIP TABLE

-------------------------------------------------------------------------------
   Stockholder                                           Shares        Percent
-------------------------------------------------------------------------------
 Ludwig Kuttner-Estouteville, Keene VA 22946         1,654,528 (1)      35.41%
 Hans W. Schmidig
    Bleicherweg 39, CH-8027, Zurich, Switzerland       481,386          10.32%
 Fidelity Low-Price Stock Fund
    82 Devonshire St., Boston MA 02109                 464,200           9.95%
 Peter W. Woodworth
    702 Main Street, Winona MN 55987                   327,203 (2)       7.02%
 Heartland Advisors, Inc.
    789 N. Water St., Milwaukee, WI  53202             286,200           6.14%
 Charles W. Clayton                                    152,885 (3)       3.26%
 Eugene Warsaw                                         121,891 (4)       2.61%
 H. Edward Hurley                                       30,187 (5)         *
 Harvey L. Sperry                                       24,239 (5)         *
 William W. Hodge                                        7,481 (5)         *
 Joel Goldberg                                           5,143 (5)         *
 All directors and executive officers as a group
    (nine persons)                                   2,323,557          49.22%
-------------------------------------------------------------------------------

(1) (Ludwig Kuttner) Includes 170,018 shares purchased for the account of Mr. Kuttner under the Company's Common Stock Purchase Plan for Directors and Executives (the "Common Stock Purchase Plan"), 9,701 shares issuable under presently exercisable options and 825,298 shares owned by a company controlled by Mr. Kuttner; but does not include 188,864 shares held by his spouse nor 100,000 shares held by their sons, as to which Mr. Kuttner disclaims beneficial ownership.

(2) (Peter W. Woodworth) Does not include 71,652 shares held by his spouse and 1,000 shares held by his children, as to which Mr. Woodworth disclaims beneficial ownership.

(3) (Charles W. Clayton) Includes 64,058 shares of Common Stock purchased for the account of Mr. Clayton under the Common Stock Purchase Plan, 30,125 shares of Common Stock issuable under presently exercisable options and 4,300 shares of Common Stock held by his spouse.

(4) (Eugene Warsaw) Includes 53,511 shares of Common Stock purchased for the account of Mr. Warsaw under the Common Stock Purchase Plan, 7,500 shares of Common Stock issuable under presently exercisable options and 250 shares of Common Stock held by his children.

(5) Includes shares of Common Stock purchased under the Common Stock Purchase Plan for the account of Mr. Hurley-14,157, Mr. Sperry-19,876, Mr. Hodge-4,181 and Dr. Goldberg-5,143; and shares of Common Stock issuable under presently exercisable options by Mr. Hurley-7,500 and Mr. Hodge 3,000.

(*)  Less than 1%.

                                    PROPOSALS

Item 1.   ELECTION OF DIRECTORS
-------------------------------
     At the Annual Meeting, six directors for the Company will be elected to serve for the ensuing year and until their successors shall be duly elected and qualified. The Board of Directors of the Company is soliciting Proxies for the election of the persons named below. Should any of these nominees not remain a candidate at the time of the Annual Meeting, Proxies solicited hereunder will be voted in favor of those nominees who do remain as candidates and may be voted for substituted nominees.

Nominees
--------
     The six persons listed below have been nominated for election as directors of Hampshire Group, Limited, each currently being an active Director of the Company.

Ludwig Kuttner                   Age 55                     Director since 1977
-------------------------------------------------------------------------------
     Mr. Kuttner was elected Chairman of the Board in 1979 and has served as President and Chief Executive Officer of the Company from 1979 to 1992 and 1994 through the present. Previously, he served in various capacities in the textile industry and as an owner and developer of real property.

Joel Goldberg                    Age 56                     Director since 1998
-------------------------------------------------------------------------------
     Dr. Goldberg is a licensed Organizational Consultant and has been a human resources consultant for thirty years. He is the founder and President of Career Consultants, Inc., an international human resources consulting firm, and the President of SKA Associates, an employment search firm. Dr. Goldberg serves on the Board of Directors of Phillips-Van Heusen Corporation, Merrimac Industries, Inc., Marcal Paper Company and Modell's Inc.

Michael C. Jackson               Age 62       Director 1986-1996 and since 2001
-------------------------------------------------------------------------------
     Mr. Jackson has been an employee of Lehman Brothers since 1968 and currently serves as an Advisory Director. He is the founder and Managing Director of the Housatonic Equity Funds, a private equity investment partnership.

Harvey L. Sperry                 Age 72                     Director since 1977
-------------------------------------------------------------------------------
     Mr. Sperry is a retired Partner of the law firm of Willkie Farr & Gallagher, a law firm that provides legal services to the Company.

Eugene Warsaw                    Age 74                     Director since 1994
-------------------------------------------------------------------------------
     Mr. Warsaw has served as President and Chief Executive Officer of Hampshire Designers, Inc., a subsidiary of Hampshire Group, Limited, since 1987. Previously, he served as President and Chief Executive Officer of the Private Label Sportswear division of Phillips-Van Heusen and President of Sommerset Knitting Mills.

Peter W. Woodworth               Age 55                     Director since 1995
-------------------------------------------------------------------------------
     Mr. Woodworth served as President and Chief Executive Officer of Winona Knitting Mills, a division of Hampshire Designers, Inc. from 1995 through 1999. He was the majority stockholder and President of The Winona Knitting Mills, Inc. from 1983 until 1995 when it merged into Hampshire Group, Limited.

     Information about the beneficial ownership of the Company's Common Stock held by each nominee is included in the "Beneficial Ownership Table" on Page 3.

     VOTING AND RECOMMENDATION. Each nominee for director must be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Abstentions will not be included in the vote totals with the result that an abstention will not have an effect on the vote. The Board of Directors unanimously recommends a vote "for" each of the persons nominated for election to the Board of Directors.

Item 2.  APPOINTMENT OF INDEPENDENT ACCOUNTANTS
-----------------------------------------------
         It is proposed that the Stockholders ratify the appointment of Deloitte & Touche LLP as independent accountants of the Company for the year ending December 31, 2002. Deloitte and Touche has served as independent accountants since 1999. A Deloitte & Touche representative will be present at the annual meeting and will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

         VOTING AND RECOMMENDATION. The appointment of the independent accountants shall be ratified by the holders of a majority of the stock present in person or represented by proxy at the meeting. Abstentions will be included in the vote totals with the result that an abstention will have the effect of a negative vote. The Board of Directors unanimously recommends a vote "for" the ratification of the appointment of the independent accountants.

Item 3.  MISCELLANEOUS
----------------------
         The Board of Directors of the Company is not aware of any other matters that may come before the meeting. If any other matters are properly presented to the meeting for action, it is the intention of the persons named as Proxies in the enclosed form of Proxy to vote such Proxies in accordance with the best judgment of a majority of the Proxies on such matters.

                   NAMED EXECUTIVE OFFICERS OF THE REGISTRANT

     The executive officers of Hampshire Group, Limited, who are elected by and serve at the discretion of the named Board of Directors of the Company, are as follows:

--------------------------------------------------------------------------
     Name          Age                       Office
--------------------------------------------------------------------------
Ludwig Kuttner      55  Chairman of the Board, President and
                            Chief Executive Officer
Eugene Warsaw       74  President and Chief Executive Officer,
                            Hampshire Designers, Inc.
Charles W. Clayton  64  Secretary and Treasurer
H. Edward Hurley    53  Executive Vice President, Hampshire Designers, Inc.
William W. Hodge    49  Vice President and Chief Financial Officer
--------------------------------------------------------------------------

     Ludwig Kuttner has been Chairman of the Board of Directors of the Company since 1979 and has served as President and Chief Executive Officer of the Company from 1979 to 1992 and 1994 through the present. Previously, he served in various capacities in the textile industry and as an owner and developer of real property.

     Eugene Warsaw has been President and Chief Executive Officer of Hampshire Designers, Inc., a subsidiary of Hampshire Group, Limited, since 1987. Prior to joining the Company, Mr. Warsaw served as President and Chief Executive Officer of the Private Label Sportswear Division of Phillips-Van Heusen and President of Sommerset Knitting Mills from 1982 to 1986.

     Charles W. Clayton has been Secretary and Treasurer of the Company since 1984. He served as Vice President of Finance and Controller from 1978 to 1983 and Chief Financial Officer from 1984 to 2000. Mr. Clayton was employed previously as an audit manager with PricewaterhouseCoopers, an international accounting firm.

     H. Edward Hurley has been Executive Vice President of Hampshire Designers, Inc. since 1993. He served as Vice President of Operations and Controller from 1986 to 1993. Formerly, he served as Controller of the Finishing Division of Springs Industries, Inc.

     William W. Hodge has been the Vice President and Chief Financial Officer of the Company since January 1, 2001. Prior to joining the Company, he served as Vice President and Chief Financial Officer of American Fast Print, Limited from 1986 to 2000 and previously as an audit manager with Ernst & Young, an international accounting firm.

                       COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth information regarding the compensation of the Company's Chief Executive Officer and its four next most highly compensated executive officers (the "Named Executive Officers") for the years
2001, 2000 and 1999.

                  SUMMARY COMPENSATION TABLE
-----------------------------------------------------------------
                                       Annual Compensation
                                 --------------------------------
                                                     Other Annual
                                                     Compensation
Name and Principal Office  Year  Salary     Bonus         (1)
-----------------------------------------------------------------
Ludwig Kuttner             2001  400,000    828,240        -
Chairman, President and    2000  400,000    666,260     26,652
Chief Executive Officer    1999  400,000    416,418     18,325
-----------------------------------------------------------------
Eugene Warsaw              2001  350,000  1,100,026        -
President and CEO,         2000  350,000    199,590      2,217
Hampshire Designers, Inc.  1999  350,000    171,891      1,910
-----------------------------------------------------------------
Charles W.  Clayton        2001   72,000    107,000      5,556
Secretary and Treasurer    2000  144,000    180,860      9,439
(VP and CFO through 2000)  1999  149,500     98,877      6,057
-----------------------------------------------------------------
H. Edward Hurley           2001  147,000    275,293        -
Executive Vice President,  2000  132,500     57,100        634
Hampshire Designers, Inc.  1999  117,500     41,254        458
-----------------------------------------------------------------
William W. Hodge           2001  120,000     78,400      4,177
Vice President and
Chief Financial Officer
-----------------------------------------------------------------

                                       7

(Summary Compensation Table Continued)


                  SUMMARY COMPENSATION TABLE
-----------------------------------------------------------------------
                                        Long-Term
                                       Compensation
                                       ------------
                                          Awards
                                       ------------
                                        Securities
                                        Underlying        All Other
Name and Principal Office                 Options        Compensation
------------------------------------------------------------------------
Ludwig Kuttner                             -              106,800 (2)
Chairman, President and                    -              106,800
Chief Executive Officer                 50,000            106,400
------------------------------------------------------------------------
Eugene Warsaw                              -              474,214 (2)(3)
President and CEO,                         -              243,400
Hampshire Designers, Inc.                  -                3,200
------------------------------------------------------------------------
Charles W.  Clayton                        -                9,300 (2)
Secretary and Treasurer                  5,000             16,800
(VP and CFO through 2000)               15,000             16,400
------------------------------------------------------------------------
H. Edward Hurley                           -                3,400 (2)
Executive Vice President,                5,000              3,400
Hampshire Designers, Inc.                  -                3,200
------------------------------------------------------------------------
William W. Hodge                        24,000                -
Vice President and
Chief Financial Officer
------------------------------------------------------------------------

(1) The amounts reported represent discounts on stock purchased under the Common Stock Purchase Plan.

(2) Pursuant to the terms of a deferred compensation plan, Messrs. Kuttner and Clayton were awarded contributions of $100,000 and $2,500, respectively. In addition, the Company made contributions to the Company's 401(k) Retirement Savings Plan on behalf of Messers. Kuttner, Warsaw, Clayton and Hurley in the amounts of $6,800, $3,400, $6,800 and $3,400, respectively.

(3) Mr. Warsaw's employment agreement provides for the payment of deferred compensation, after retirement, in the amount of $1,350,000. In accordance with this unfunded deferred compensation arrangement, the Company has accrued $470,814 during 2001 and $240,000 in 2000.

     The following table sets forth information regarding grants of stock options made during 2001 to each of the Named Executive Officers.
                             OPTION GRANTS IN LAST FISCAL YEAR
-------------------------------------------------------------------------------------------
                      Number of      Percent of Total
                    Securities (1)   Options Granted   Exercise or              Grant Date
                     Underlying      to Employees in   Base Price   Expiration   Present
    Name           Options Granted      Fiscal Year    (Per Share)     Date     Value (2)
-------------------------------------------------------------------------------------------
William W. Hodge        3,000                            $8.00       12/31/06     $ 7,825
                        4,500                             8.00       12/31/07      12,847
                        5,000                             8.00       12/31/08      16,152
                        5,500                             8.00       12/31/09      21,926
                        6,000                             8.00       12/31/10      25,234
-------------------------------------------------------------------------------------------
Total                  24,000              39%           $8.00                    $83,984
-------------------------------------------------------------------------------------------

(1) The options were granted on March 1, 2001, under the Company's 1992 Stock Option Plan at the fair market value on the date of grant. The options vest and become exercisable as follows: 3,000, 4,500, 5,000, 5,500 and 6,000 on December 31, 2001, 2002, 2003, 2004 and 2005.

(2) A variant of the Black-Scholes option-pricing model was used to determine the grant date present value. In applying the model, the Company assumed a 5.12% risk-free rate of return, a 0% dividend yield, an average annualized volatility of 21.65% and an expected term from vest of 8.32 years.

     The following table sets forth information regarding the exercise of options during 2001 and the number and value of unexercised options held at year-end by each of the Named Executive Officers.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND DECEMBER 31, 2001 OPTION VALUES

-------------------------------------------------------------------------------------------
                                              Number of Securities    Value of Unexercised
                      Number of              Underlying Unexercised   In-the-Money Options
                       Shares                 Options at 12/31/01        at 12/31/01
                     Acquired on    Value        Exercisable/            Exercisable/
     Name             Exercise    Realized      Unexercisable           Unexercisable (1)
-------------------------------------------------------------------------------------------
Ludwig Kuttner            476      $ 2,285       9,701/50,000            $ 6,703/172,233
Eugene Warsaw          14,771       85,891       7,500/ 2,500                -  /    -
Charles W. Clayton      4,513       25,036      30,125/ 2,500             88,409/    -
H. Edward Hurley        3,500       18,095       7,500/ 2,500                -  /    -
William W. Hodge          -            -         3,000/21,000             14,010/ 98,070
-------------------------------------------------------------------------------------------

(1) The average of the closing bid and ask price of the Company's Common Stock as reported by the NASDAQ National Market at December 31, 2001 was $12.67.

                              EMPLOYMENT AGREEMENTS

     Mr. Kuttner has an employment agreement with the Company effective January 1, 1998, which provides for an annual salary of $400,000; annual incentive compensation equal to 7% of the net after tax earnings of the Company; and an annual deferred compensation payment of $100,000. The employment agreement may be terminated by the Company or Mr. Kuttner at any time. If the Company terminates the employment agreement without cause, Mr. Kuttner would receive an amount ("severance payment") equal to: (i) his average compensation for the five calendar years preceding the year in which the termination occurs; (ii) multiplied by two; and (iii) paid in 24 equal monthly installments. Mr. Kuttner would receive an amount equal to the severance payment if he terminates his employment within 180 days after a change of control, which would include a merger where the Company did not survive, a sale by the Company of substantially all of its assets, or the election of a majority of the directors who had not been nominated by the existing board of directors. Mr. Kuttner's spouse would receive an amount equal to the severance payment if he were to die while employed by the Company. The Company carries insurance on the life of Mr. Kuttner to cover such contingency.

     Mr. Warsaw has an employment agreement with Hampshire Designers, Inc. through December 31, 2002, pursuant to which he receives a salary of $350,000 per year, plus an incentive bonus of 7% of the adjusted pre-tax income of Hampshire Designers, Inc. The employment agreement provides for the payment of deferred compensation after Mr. Warsaw retires in the amount of $300,000 per year for the first two years and $250,000 per year for the next three years.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held four meetings during the year ended December 31, 2001, and each Director attended at least 75% of the aggregate number of meetings held and of the total number of meetings held by all committees of the Board on which he served.

     The Company has a Compensation Committee, which reviews and recommends to the Board of Directors the cash or other compensation, including any stock options, to be paid to management. The Compensation Committee currently consists of Mr. Sperry and Dr. Goldberg, neither of whom are officers or employees of the Company. The Compensation Committee held three meetings during fiscal year 2001.

     The Company has an Investment Committee, which reviews with management all significant investment opportunities. The Investment Committee currently is composed of Messrs. Kuttner, Jackson and Sperry. The Investment Committee held four meetings during fiscal year 2001.

     The Company has an Audit Committee which consults with management regarding selection of the independent public accountants, reviews with management all significant accounting and disclosure matters and reviews the scope and findings of such accountant's examination. The Audit Committee also meets with the independent accountants, without the participation of management, to inquire as to the adequacy of the Company's internal controls and the cooperation of management and company personnel in respect to the accountant's examination. The Audit Committee consists of Messrs. Goldberg, Jackson and Sperry, none of whom are officers or employees of the Company. The Audit Committee held five meetings during fiscal year 2001.

     As additional guidance for the Board of Directors and the Audit Committee, the Company adopted in the year 2000 an "Audit Committee Charter" which encompasses all of the recommendations of the Securities and Exchange Commission and the AICPA.

                            COMPENSATION OF DIRECTORS

     During 2001, the outside Directors received annual director's fees of $15,000 each. During 2001, outside Directors serving on the Audit Committee or the Investment Committee also received $15,000 and $10,000, respectively, as compensation for serving on each respective Committee. The executive officers who also serve as Directors do not receive director's fees. The Company reimburses the directors for expenses associated with attendance at the meetings of the Board of Directors and Committees.

                        COMPENSATION COMMITTEE INTERLOCKS

     Dr. Goldberg has served as a member of the Compensation Committee since 1998 and Mr. Sperry has served as a member of the Committee since March 2000. Neither member of the Committee is or has been an officer or an employee of the Company. Both Mr. Sperry and Dr. Goldberg provided consulting services to the Company during 2001.

                      REPORT OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors (the "Committee") is responsible for determining executive compensation.

     COMPENSATION OF ALL EXECUTIVES. The Committee believes that, in order to maximize the Company's profitability, the Company must attract, motivate and retain high quality executives. To this end, the Company provides its executives with competitive salaries and incentives, including equity-based compensation, intended to align the interests of executives with that of the Stockholders.

     ANNUAL COMPENSATION. Annual compensation for executives consists of a salary and an incentive bonus with emphasis on lower base salary and higher incentive bonuses. Incentive bonuses for executives of Hampshire Designers are provided by a profit incentive plan, whereby approximately 15% of pre-tax profits are allocated to the executives of Hampshire Designers, Inc., either in accordance with employment agreements, or by management with the approval of the Committee.

     Incentive bonuses for Company officers, including Mr. Kuttner, are based on annual goals established by the Committee. A major portion of the incentive bonus is based on the Company achieving profit goals established by the Committee. The incentive bonus paid to Mr. Kuttner for 2001 reflected the achievement of both financial and subjective goals.

     CHIEF EXECUTIVE OFFICER COMPENSATION. Mr. Kuttner's compensation is based on his employment agreement with the Company, which provides for an annual salary of $400,000, annual incentive bonus compensation equal to 7% of net after-tax earnings of the Company and an annual deferred compensation payment of $100,000.

     LONG-TERM INCENTIVE COMPENSATION. Long-term incentive compensation consists of grants of stock options and the opportunity for key executives to use a portion of their incentive bonuses to purchase Common Stock of the Company, at a discount, pursuant to the Company's Common Stock Purchase Plan for Directors and Executives. Long-term incentive compensation awards are based on the individual responsibilities of the executive, Company financial results and financial performance of particular profit centers. Awards of stock options by the Committee are made on a subjective basis after the Committee's evaluation of an executive's performance.

     POLICY WITH RESPECT TO THE $1 MILLION DEDUCTION LIMIT. Section 162(m) of the Internal Revenue Code denies a publicly held corporation a federal income tax deduction for compensation in excess of $1 million per year paid to or accrued for each of its Chief Executive Officers and four other most highly compensated executive officers. Certain "performance-based" compensation is not subject to these limitations, provided certain conditions are satisfied. While the Committee considers the limits on deductibility imposed by Section 162(m) in making compensation decisions, the Committee believes that the benefits of having flexibility in awarding cash compensation can sometimes outweigh the lack of deductibility.

                                            COMPENSATION COMMITTEE

                                            DR. JOEL GOLDBERG, CHAIRMAN
                                            HARVEY L. SPERRY

                          REPORT OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

     Mr. Harvey Sperry and Dr. Joel Goldberg have served as members of the Audit Committee of the Board of Directors since 2000. Mr. Jackson became a Director on March 1, 2001 and was appointed as a member of the Audit Committee at that time. No member of the Audit Committee is an employee of the Company and all members are independent as defined by Rule 4200(a)(15) of the National Association of Securities Dealers Listing Standards. The Board of Directors has adopted a charter for the Audit Committee, included as Appendix A to this Proxy Statement that outlines the Audit Committee's responsibilities and how it carries out those responsibilities.

     With respect to the consolidated audited financial statements for the year ended December 31, 2001, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent accountants. The Audit Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards Number 61 (Communication with Audit Committees), as in effect as of the date hereof.

     The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard Number 1 (Independence Discussions with Audit Committees), as in effect as of the date hereof, and the Committee has discussed with the independent accountants that firm's independence.

     Based upon the reviews and the discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

     The audit committee has provided this report.

                                      AUDIT COMMITTEE

                                      HARVEY L. SPERRY, CHAIRMAN
                                      DR. JOEL GOLDBERG
                                      MICHAEL C. JACKSON

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     The Company leases certain buildings from an affiliated company. Ludwig Kuttner, Chief Executive Officer of the Company, and his wife together own approximately 18% of the voting stock of the affiliate. Rent expense under such leases was $234,000 in 2001. The Company also leases certain buildings from Mr. Peter Woodworth, a Director of the Company. Rent expense under such leases was $158,000 for 2001. The terms of these leases were approved by the Board of Directors of the Company based on independent confirmation that the leases are fair and reasonable and are at market terms.

     Mr. Kuttner received a fee of $59,000 in 2001 for guaranteeing certain of the Company's debt.

     Mr. Harvey L. Sperry, a Director of the Company, provided consulting services to the Company and was paid $12,000 in fees during 2001.

     Dr. Joel Goldberg, a Director of the Company, is a principal in Career Consultants, Inc., which has provided human resource consulting services to the Company since 1997 and in such capacity was paid fees in the amount of $5,000 during 2001.

     A son of Mr. Kuttner, Chairman and Chief Executive Officer of the Company, was the independent contractor managing certain renovations on the real property owned by the Company located in Charlottesville, Virginia. The Company paid Mr. Kuttner's son $34,000 during 2001. Mr. Kuttner's son will also receive as additional consideration, 30% of the net cash flow of the property after the Company has received a 10% return on its investment. Another son of Mr. Kuttner was a subcontractor working on the renovations and his company was paid $70,000 in 2001.

                             INDEPENDENT ACCOUNTANTS

     Deloitte & Touche LLP served as the Company's independent accountants for the fiscal year ended December 31, 2001. The appointment of the independent accountants was approved by the Board of Directors and ratified by the shareholders of the Company.

     Audit Fees
     ----------
     The aggregate fees of Deloitte & Touche LLP for professional services for the audit of the Company's annual consolidated financial statements for 2001 and the review of the consolidated financial statements included on the Reports on Form 10-Q for 2001 were $180,200.

     Financial Information System Design and Implementation Fees
     -----------------------------------------------------------
     There were no fees billed by Deloitte & Touche LLP to the Company for financial system design and implementation services during 2001.

     All Other Fees
     --------------
     The aggregate fees billed to the Company during 2001 for all other services rendered by Deloitte & Touche LLP were $80,300. These services included tax services, employee benefit plan audits and research.

     The Audit Committee considers the provision of non-audit services by Deloitte & Touche LLP to be compatible with maintaining the principal accountant's independence.

     There have been no disagreements between the Company and the independent accountant on any matter of accounting principles or practices or financial statement disclosure during the three fiscal years ended December 31, 2001, 2000 and 1999, during the subsequent interim period through April 3, 2002.

                        COMPLIANCE WITH SECTION 16(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

     The Company assists the directors and executives in filing reports pursuant to Section 16 of the Securities Exchange Act of 1934, including Form 4 monthly transaction reports, for those reporting persons who so requested and who agreed to advise the Company of changes in the ownership of the Company's equity securities. To the best of the Company's knowledge and belief, based solely on the review of reports filed with the Securities and Exchange Commission and upon written representations by directors and certain executives, there were no delinquent Section 16 reports during the fiscal year ended December 31, 2001.


                                PERFORMANCE GRAPH

     The following graph sets forth a comparison of the Company's stock performance, the S&P 500 Composite Index and the S&P 500 Textile and Apparel
Index, in each case assuming an investment of $100 on December 31, 1996 and the accumulation and the reinvestment of dividends paid thereafter through December
31, 2001. The Company chose the S&P 500 Composite Index as a measure of the broad equity market and the S&P 500 Textile and Apparel Index as a measure of its relative industry performance.

                               [GRAPHIC OMITTED]

----------------------------------------------------------------
                   12/96   12/97   12/98   12/99   12/00   12/01
HAMP                100     138      98      65      58      95
S&P 500             100     158     200     239     214     155
Textile & Apparel   100      81      75      74      88      91
-----------------------------------------------------------------


                  DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     Proposals of Stockholders intended to be presented at the 2003 Annual Meeting must be received by the Company no later than December 18, 2002 to be considered for inclusion in the Company's Proxy Statement and Form of Proxy relating to that meeting. Such proposals should be addressed to: Hampshire Group, Limited, Attn.: Secretary, 215 Commerce Boulevard, Anderson, SC 29625.

                      INFORMATION AVAILABLE TO STOCKHOLDERS

     The Company's 2001 Annual Report to Stockholders on Form 10-K are being mailed with this Proxy Statement. Additional copies of the 2001 Annual Report on Form 10-K as filed with the United States Securities and Exchange Commission may be obtained by Stockholders, without charge, from the Company, or write to:
Hampshire Group, Limited, 215 Commerce Boulevard, Anderson, SC 29625, Attn:
Secretary; or by request at Hampshire's e-mail address: ltaylor@hamp.com.

     Financial statements are also on file with the United States Securities and Exchange Commission, Washington, DC 20549 and can be obtained directly at www.sec.gov or may be obtained from the Company's website at www.hamp.com.


                                       By order of the Board of Directors,

                                       /s/ Ludwig Kuttner
                                       --------------------------------
Anderson, South Carolina               Ludwig Kuttner
April 8, 2002                          Chairman of the Board of Directors,
                                       President and Chief Executive Officer

==============================================================================

                  STOCKHOLDERS ARE URGED TO PROMPTLY COMPLETE,
                    DATE, SIGN AND RETURN THE ENCLOSED PROXY.
                    YOUR COOPERATION IS GREATLY APPRECIATED.

                                                                  Appendix A

                             AUDIT COMMITTEE CHARTER

     The Audit Committee of the Board of Directors of Hampshire Group, Limited (the "Company") has been established to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the financial reporting process, the system of internal, financial, and administrative controls, and the annual independent audit of the Company's financial statements.

     The Audit Committee's role is one of oversight, and recognizes that management is responsible for preparing the Company's financial statements and that the external auditor is responsible for auditing those financial statements.

     The Audit Committee is empowered to investigate any matter brought to its attention with full access to Company records, personnel, facilities, and outside experts as needed and requested.

MEMBERSHIP
----------
- The Audit Committee will be comprised of at least three directors who are independent and financially literate as required by SEC Release NASDAQ 34-42331.
- At least one member must have significant past employment experience in finance or accounting, relevant professional certification or comparable experience or background with financial oversight responsibilities, such as having been a chief financial officer or chief executive officer.

RESPONSIBILITIES
----------------
The Audit Committee will fulfill its responsibilities to the Board by:

- Ensuring accountability of the external auditor to the Board and Audit Committee by interviewing and recommending to the Board the firm of external auditors to be appointed as independent auditors of the Company, and reviewing their qualifications, scope of work, performance, and professional fees;
-    Approving the external auditor's annual audit plans for the Company;
- Ensuring receipt from the external auditor of a formal written statement delineating all relationships between the auditor and the Company, its directors and management consistent with Independence Standards Board Standard Number 1;

- Discussing any disclosed relationships and their impact on the external auditor's independence, and recommending any actions to the Board necessary to satisfy itself of the auditor's independence;
- Reviewing the results of internal and external audit work performed, the quality and adequacy of internal controls, and focusing on material and significant controls issues resulting from audit activities;
- Follow-up of management's implementation of recommendations made by the external auditors;
-    Reviewing and approving major changes in accounting policies and practices;
- Meeting periodically with management to review the Company's major financial risk exposures;
- Reviewing the annual audited financial statements, and interim financial statements, prior to submission to the Board. This includes review, understanding and approval of significant adjustments, estimates, and accounting policy changes per the Statement on Audit Standards Number 61 (SAS 61);
- Provide an independent, direct communication between the Board and external auditors;
- Oversee legal and regulatory compliance, and compliance with the Company's Business Ethics Policy; and

DISCLOSURES
-----------
The Audit Committee will conform to external disclosure requirements by:

- Certifying to the National Association Security Dealers as required regarding the independence and financial literacy of all Audit Committee members; and
- Preparing for inclusion in the annual proxy statement, per the Securities and Exchange Commission requirements, a statement certifying that the Committee has reviewed and discussed the audited financial statements, and SAS 61 items as described above.

-------------------------------------------------------------------------------
                  PROXY SOLICITED BY THE BOARD OF DIRECTORS OF
           HAMPSHIRE GROUP, LIMITED FOR ANNUAL MEETING OF STOCKHOLDERS
-------------------------------------------------------------------------------

     The undersigned Stockholder(s) of Hampshire Group, Limited (the "Company"), having received Notice of the Annual Meeting of Stockholders to be held on May 16, 2002 and the Proxy Statement accompanying such Notice, hereby constitutes and appoints Ludwig Kuttner and Harvey L. Sperry and each of them, with several powers of substitution, for and in the name, place and stead of the undersigned, to attend and vote all shares of common stock of the Company, which the undersigned would be entitled to vote at the Annual Meeting, to be held at The University Club, 1 West 54th Street, New York, New York, on May 16, 2002, at 10:00 A.M. and at any and all adjournments thereof, with all power the undersigned would possess if personally present.

Item 1: Election of six Directors. Nominees: 01 - Ludwig Kuttner; 02 - Joel Goldberg; 03 - Michael Jackson; 04 - Harvey L. Sperry; 05 - Eugene Warsaw; and 06 - Peter W. Woodworth.

        |_|   For all nominees listed above.   |_|   Withhold authority to vote
                                                     for all nominees.
        |_|   Withhold authority to vote for any individual
              nominee _______, _______, _______, _______,  _______.
                            (write numbers of nominee(s) above)



- - - - - - - - - - - - - - - - (FOLD ON DOTTED LINE) - - - - - - - - - - - - -


Item 2: To ratify the appointment of Deloitte & Touche LLP as the Company's independent accountants for the fiscal year ending December 31, 2002.

        |_| For         |_| Against         |_|  Abstain

        This proxy will be voted as directed; but if no direction is indicated it will be voted FOR the election of the six nominees listed above and FOR the other proposal.

                              Number of shares:
                                                ---------------------
                              Dated:                   , 2002
                                     -----------------
                              Signature(s)
                                            -----------------------------

                                            -----------------------------
                              Please sign exactly as name(s) appear(s) on the stock certificate. For joint accounts, all co-owners must sign and Executor, Administrators, Trustees, etc. should so indicate when signing.